EXHIBIT 99.1

TOR Minerals Announces Third Quarter 2009 Financial Results

CORPUS CHRISTI, Texas, November 5, 2009 - TOR Minerals International (Nasdaq: TORM), producer of synthetic titanium dioxide and color pigments, specialty aluminas, and other high performance mineral fillers, today announced its financial results for the third quarter ended September 30, 2009. The company reported a net loss available to common shareholders of ($32,000), or ($0.00) per diluted share, on net sales of $6,441,000 for the quarter ended September 30, 2009. This compares with a net loss available to common shareholders of ($385,000), or ($0.05) per diluted share, on net sales of $7,503,000 for the quarter ended September 30, 2008.

Net sales decreased 14 percent during the third quarter of 2009 primarily due to a 28 percent decrease in HITOX® sales.  Although weakness in paint and plastics markets continued to negatively affect year-over-year HITOX sales comparisons, HITOX sales levels stabilized in the third quarter and were flat in comparison with the second quarter of 2009.  During the third quarter of 2009, sales of specialty alumina products increased 5 percent versus the third quarter of 2008 as a weakness in European alumina sales was more than offset by new business and strengthening in the United States.

During the third quarter of 2009, the company reported an operating profit of $208,000, compared to an operating loss of ($144,000) during the third quarter of 2008. In addition to lower energy and raw materials costs, several factors contributed to the improvement in third quarter profitability, including a change in revenue mix, a 23 percent reduction of indirect production costs, and a 35 percent reduction in SG&A expenses.

Commenting on the results, Dr. Olaf Karasch, Chief Executive Officer said, "Due to cost cutting measures, new, low-cost processing technologies and the dedicated efforts of our employees, we have shown sequential improvements in operating income during each of the first three quarters of this fiscal year.  We are now better positioned to weather a continued market downturn and should benefit as market conditions improve."

The company said that it is targeting improvement in financial results during the fourth quarter of 2009. "In addition to bringing our cost structure in line with lower sales levels, we have introduced several new high value-added products to the market.  In particular, our newly introduced specialty alumina products are garnering significant customer interest.  These new products address sizable markets and have relatively short sales cycles.  Their introduction and market acceptance, if successful, can help to improve top line performance and plant utilization, which is key to returning TOR to meaningful profitability," continued Dr. Karasch.

A webcast discussing third quarter 2009 results can be accessed for a period of 30 days via the News section of the TOR Minerals' website at www.torminerals.com.

Headquartered in Corpus Christi, Texas, TOR Minerals International is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

This statement provides forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the present slow down in U.S. construction and the risks of a general business slow down or recession, the increasing cost of energy, raw materials and labor, competition, the receptivity of the markets for our anticipated new products, advances in technology, changes in foreign currency rates, freight price increase, commodity price increases, delays in delivery of required equipment and other factors.

Contact for Further Information:
David Mossberg
(817) 310-0051

Financial Tables Follow

TOR Minerals International, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
NET SALES	$6,441	$7,503	$17,798	$21,165
Cost of sales	5,492	6,527	15,170	18,525
GROSS MARGIN	949	976	2,628	2,640
Technical services and research and development	54	62	146	189
Selling, general and administrative expenses	687	1,058	2,423	3,287
Gain on disposal of assets	-	-	-	(2)
OPERATING INCOME (LOSS)	208	(144)	59	(834)
OTHER INCOME (EXPENSE):
Interest income	-	-	2	1
Interest expense	(159)	(134)	(407)	(409)
Gain (loss) on foreign currency exchange rate	(5)	(4)	37	(5)
Other, net	-	1	4	11
INCOME (LOSS) BEFORE INCOME TAX	44	(281)	(305)	(1,236)
Income tax expense (benefit)	61	89	(11)	61
NET LOSS	$(17)	$(370)	$(294)	$(1,297)
Less: Preferred Stock Dividends	15	15	45	45
Loss Available to Common Shareholders	$(32)	$(385)	$(339)	$(1,342)

Loss per common share:
Basic	$(0.00)	$(0.05)	$(0.04)	$(0.17)
Diluted	$(0.00)	$(0.05)	$(0.04)	$(0.17)
Weighted average common shares outstanding:
Basic	9,453	7,878	9,453	7,876
Diluted	9,453	7,878	9,453	7,876

TOR Minerals International, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands, except per share amounts)

	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$893	$191
Trade accounts receivable, net	3,021	2,310
Inventories, net	9,815	11,839
Other current assets	794	444
TOTAL CURRENT ASSETS	14,523	14,784
PROPERTY, PLANT AND EQUIPMENT, net	19,237	19,515
OTHER ASSETS	58	38
Total Assets	$33,818	$34,337

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,268	$2,268
Accrued expenses	1,227	1,611
Notes payable under lines of credit	3,149	2,156
Export credit refinancing facility	1,023	1,458
Current deferred tax liability	60	56
Current maturities - capital leases	158	86
Current maturities of long-term debt - financial institutions	858	1,590
Total current liabilities	7,743	9,225
LONG-TERM DEBT, EXCLUDING CURRENT MATURITIES
Capital leases	74	141
Long-term debt - financial institutions	1,499	1,876
Long-term debt - convertible debentures, net	1,105	-
Deferred tax liability	559	580
Total liabilities	10,980	11,822
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Series A 6% convertible preferred stock $.01 par value: authorized, 5,000 shares; 200 shares issued and outstanding at 9/30/09 and 12/31/08	2	2
Common stock $.25 par value: authorized, 30,000 shares; 9,453 shares issued and outstanding at 9/30/09 and at 12/31/08, respectively	2,363	2,363
Additional paid-in capital	25,025	24,525
Accumulated deficit	(7,950)	(7,611)
Accumulated other comprehensive income:
Cumulative translation adjustment	3,398	3,236
Total shareholders' equity	22,838	22,515
Total Liabilities and Shareholders' Equity	$33,818	$34,337

TOR Minerals International, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Nine Months Ended September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(294)	$(1,297)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,340	1,483
Stock-based compensation expense	78	119
Warrant interest expense	27
Gain on sale/disposal of property, plant and equipment	-	(2)
Deferred income taxes	(17)	51
Provision for bad debt	(61)	51
Changes in working capital:
Receivables	(384)	(1,240)
Inventories	2,056	1,223
Other current assets	(324)	(189)
Accounts payable and accrued expenses	(1,436)	1,592
Net cash provided by operating activities	985	3,891
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(807)	(1,740)
Proceeds from sales of property, plant and equipment	-	3
Net cash used in investing activities	(807)	(1,737)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds / (payments) from lines of credit	926	(2,903)
Net proceeds from export credit refinancing facility	(432)	759
Net payments on capital leases	(4)	(34)
Proceeds from long-term bank debt	-	2,049
Payments on long-term bank debt	(1,208)	(1,809)
Proceeds from convertible debentures	1,500	-
Proceeds from the issuance of common stock through exercise of common stock options	-	12
Preferred stock dividends paid	(45)	(45)
Net cash provided by (used in) financing activities	737	(1,971)
Effect of exchange rate fluctuations on cash and cash equivalents	(213)	(116)
Net change in cash and cash equivalents	702	67
Cash and cash equivalents at beginning of period	191	376
Cash and cash equivalents at end of period	$893	$443

Supplemental cash flow disclosures:
Interest paid	$377	$409
Taxes paid	$8	$7